Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
For Tender of Shares of Common Stock
(Including the Associated Preferred Share Purchase Rights)
of
MCCORMICK & SCHMICK’S SEAFOOD RESTAURANTS, INC.
at
$8.75 Net Per Share
by
LANDRY’S MSA CO., INC.
a Wholly-Owned Subsidiary of
LANDRY’S, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 20, 2011, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.001 per share (together with the associated preferred stock purchase rights, the “Shares”), of McCormick & Schmick’s Seafood Restaurants, Inc., a Delaware corporation (“MSSR”), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the expiration of the Offer or (iii) time will not permit all required documents to reach Computershare Inc. (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by mail, facsimile transmission or overnight courier to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

By Mail:	By Facsimile Transmission:	By Overnight Courier:
Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	For Eligible Institutions Only: (617) 360-6810 For Confirmation Only Telephone: (781) 575-2332	Computershare c/o Voluntary Corporate Actions 250 Royall Street Canton, MA 02021

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE IS NOT TO BE USED TO GUARANTEE SIGNATURES.  IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined below) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Landry’s MSA Co., Inc., a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of Landry’s, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in Purchaser’s Offer to Purchase dated November 22, 2011 (as it may be amended, the “Offer to Purchase”) and in the related Letter of Transmittal (as it may be amended, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

Number of Share(s) and Certificate No(s) (if available):	Name(s) of Record Holder(s):

☐ Check here if Shares will be delivered by book-entry transfer	Address(es):

Name of Tendering Institution:

Area Code(s) and Telephone Number(s):
DTC Account Number:

Signature(s):
Dated:

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Incorporated, including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an “Eligible Institution”), hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company (the “Book-Entry Transfer Facility”), in any such case together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees or an Agent’s Message (as defined in Section 2 — “Acceptance for Payment and Payment” of the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three trading days after the date hereof.

 The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein.  Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Name:

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY.  CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.